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                                                                    EXHIBIT 23.8

                        CONSENT OF HAYNES AND BOONE, LLP


     We hereby consent to the filing of our opinions an Exhibits to the Registration Statement on Form S-4 (Exhibit Nos. 5.1 and 8.1) relating to the Merger (the "Merger") of a wholly-owned subsidiary of Toreador Resources Corporation with and into Madison Oil Company and to the references to our firm name in such Registration Statement in the Summary of Opinion as to Material U.S. Tax Consequences of the Merger, the Material U.S. Federal Income Tax Consequences of the Merger, and the Legal Matters sections. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                       /s/ HAYNES AND BOONE, LLP
                                       -------------------------
                                       HAYNES AND BOONE, LLP


November 28, 2001